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                                                                  Exhibit  21.01

SUBSIDIARIES OF THE REGISTRANT

         The Registrant's subsidiaries and the state or country in which each is incorporated or organized, are as follows:

         Accent S.r.l.                                     Italy
         Cadence China Limited                             Hong Kong
         Cadence Design Systems (Canada) Ltd.              Canada
         Cadence Design Systems (India) Private Limited    India
         Cadence Design Systems (Israel) Ltd.              Israel
         Cadence Design Systems (S) Pte Ltd.               Singapore
         Cadence Design Systems AB                         Sweden
         Cadence Design Systems AG                         Switzerland
         Cadence Design Systems Asia Limited               Hong Kong
         Cadence Design Systems B.V.                       Netherlands
         Cadence Design Systems GmbH                       Germany
         Cadence Design Systems K.K.                       Japan
         Cadence Design Systems S.A.                       France
         Cadence Design Systems S.r.l.                     Italy
         Cadence Design Systems, Ltd.                      United Kingdom
         Cadence International Sales Corporation           U.S. Virgin Islands
         Cadence Korea Ltd.                                Korea
         Cadence Taiwan, Inc.                              Taiwan
         Integrated Measurement Systems, Inc.              Oregon
         River Oaks Place Associates                       California
         Seeley Properties, Inc. (SIC)                     California
         Valid Europe S.A.                                 Belgium

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